SCIENTIFIC ADVISORY BOARD CONSULTING AGREEMENT THIS SCIENTIFIC ADVISORY BOARD CONSULTING AGREEMENT (the “Agreement”) is effective 1 March, 2024 (the “Effective Date”), by and between AVANTOR, INC., a Delaware corporation with a principal place of business at Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087, and its affiliates (collectively, the “Company”), and Gerard Brophy, an individual with an address at 94 Allison Road, Princeton, NJ 08540 (the “Advisor”). The Company and the Advisor may be referenced herein individually as “Party” or collectively, as “Parties.” RECITAL As part of its ongoing program of research and development, the Company desires to retain distinguished scientists and other qualified individuals to advise the Company with respect to its technology strategy and to assist it in the research, development and analysis of the Company’s technology. In furtherance thereof, the Company desires to retain Advisor as a consultant and member of the Company’s Scientific Advisory Board, and the Company and Advisor desire to enter into this Agreement. AGREEMENT In consideration of the mutual covenants set forth below, the Parties hereby agree as follows: 1. Scientific Advisory Board and Consulting Services . Commencing on the Effective Date, the Company hereby retains Advisor, and Advisor hereby agrees to serve, as the Chair of the Company’s Scientific Advisory Board (the “SAB”) and as a consultant to the Company. As consultant and Chair of the SAB, Advisor agrees to provide the services as follows: (a) attending quarterly teleconference meetings of the Company’s SAB. (b) attending one annual in person meeting of the Company’s SAB. (c) performing the duties of an SAB member at such meetings, as established from time to time by the mutual agreement of the Company and the SAB members, including without limitation meeting with Company employees, consultants and other SAB members, reviewing goals of the Company and assisting in developing strategy proposals for achieving such goals, and providing advice, support, theories, techniques and improvements to the Company’s scientific research and product development activities; and (d) providing consulting services to the Company at its request, including a reasonable amount of informal consultation over the telephone or otherwise as requested by the Company. The services to be provided by Advisor hereunder are referred to collectively herein as the “Services.” Advisor shall provide on average at least 4 hours per month of Services to the Company. Advisor’s consultation with the Company will involve the specialized field of Biopharmaceutical- Bioprocess/Bioproduction including, but not limited to the areas described on Exhibit A (the “Field”) and requires the application of unique, special and extraordinary skills and knowledge that Advisor possesses in the Field.

2 2. Compensation. As full and complete compensation for performing the Services, the Advisor will be compensated $75,000 annually, of which one-third will be paid in US dollars within sixty (60) days of the start of each year of service starting with the Effective Date, and two-thirds will be granted in Restricted Stock Units (“RSUs”). The number of RSUs to be awarded each year will be calculated based on the closing price of a share of Avantor common stock on the Effective Date and shall vest at the completion of the applicable year of service. Such RSUs shall be subject to the Company’s standard form of restricted stock unit agreement. In addition, the Company will also reimburse the Advisor for pre-approved in writing reasonable out-of-pocket expenses incurred by the Advisor in providing Services at the Company’s request from time to time, including Travel Expenses for scheduled in-person meetings pursuant to Avantor Travel Policy attached hereto as Exhibit B. 3. Independent Contractor. The Parties understand and agree that Advisor is an independent contractor and not an employee of the Company. Advisor has no authority to obligate the Company by contract or otherwise. Advisor will not be eligible for any employee benefits, nor will the Company make deductions from Advisor’s fees for taxes (except as otherwise required by applicable law or regulation). Any taxes imposed on Advisor due to activities performed hereunder will be the sole responsibility of Advisor. 4. Institutional Agreement for SAB members with academic affiliations [Intentionally omitted] 5. Recognition of Company’s Rights; Nondisclosure. Advisor recognizes that the Company is engaged in a continuous program of research and development respecting its present and future business activities. Advisor agrees as follows: (a) At all times during the term of Advisor’s association with the Company and thereafter, Advisor will comply with the Personal Services, Confidentiality and Inventions Agreement between the Parties executed on July 9, 2018, and Advisor will hold in strictest confidence and shall not disclose, use, lecture upon or publish any of the Company’s Proprietary Information (defined below), except to the extent such disclosure, use or publication may be required in direct connection with Advisor’s performing Services for the Company requested in advance in writing by the Company and/or is otherwise expressly authorized in writing in advance by an officer of the Company. (b) The term “Proprietary Information” shall mean any and all trade secrets, confidential knowledge, know-how, data or other proprietary information or materials of the Company. By way of illustration but not limitation, Proprietary Information includes: (i) inventions, ideas, samples, processes, formulas, data, know-how, improvements, discoveries, developments, designs and techniques; and (ii) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (iii) information regarding the skills and compensation of employees or other consultants of the Company. (c) In addition, Advisor understands that the Company has received and, in the future, shall receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of Advisor’s association and thereafter, Advisor shall hold

3 Third Party Information in the strictest confidence and shall not disclose or use Third Party Information, except in connection with Advisor’s performing requested Services for the Company, or as expressly authorized in writing in advance by an officer of the Company. 6. Intellectual Property Rights. (a) Advisor agrees that any and all ideas, inventions, discoveries, improvements, know-how and techniques that the Advisor conceives, reduces to practice or develops during the term of the Agreement, alone or in conjunction with others, arising from the performance of the Services for the Company under this Agreement (collectively, the “Inventions”) and all patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights, worldwide (collectively, "Intellectual Property Rights") shall be the sole and exclusive property of the Company. Advisor agrees that he shall not use any facilities or resources his/her current or former employer(s) to perform the Services. Advisor will not have any ownership, license or other interest in any Intellectual Property Rights. Advisor agrees and acknowledges that, to the extent allowed under applicable law, all works created hereunder shall be considered to be "works made for hire" as that phrase is defined in the U.S. Copyright Act of 1976, as amended. To the extent any Intellectual Property Rights to such works or that are otherwise included in the Intellectual Property Rights would otherwise vest in Advisor, Advisor hereby assigns to Company all right, title and interest in and to such Intellectual Property Rights. Title to each Invention, and to all Intellectual Property Rights with respect thereto, shall vest in Company automatically at the time the Invention is created. (b) Advisor hereby assigns and agrees to assign to the Company his/her entire right, title and interest in and to all Inventions, including any goodwill associated with any mark and any moral rights of attribution associated with any copyright deriving from information shared pursuant to SAB performance. Advisor hereby designates the Company as his/her agent for, and grants to the Company a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, solely for the purpose of effecting the foregoing assignments from the Advisor to the Company. (c) Advisor further agrees to cooperate and provide reasonable assistance to the Company to obtain and from time to time enforce United States and foreign patents, copyrights, and other rights and protections claiming, covering or relating to the Inventions in any and all countries. (d) Advisor agrees to submit to the Company any proposed publication that contains any discussion relating to the Company, Proprietary Information, Inventions or work performed by Advisor for the Company hereunder. Advisor further agrees that no such publication shall be made without the prior written consent of the Company, which consent shall not be unreasonably withheld. Any such consent shall be given within sixty (60) days. 7. Noncompetition and No solicitation of Employees. (a) During the term of this Agreement, Advisor shall not, without the prior written consent of an officer of the Company, engage in any commercial business activity that competes in any way with any business then being conducted or planned by the Company in the Field. In addition, but without limiting the generality of the foregoing, Advisor covenants and agrees during the term of this Agreement and for one year thereafter not to enter into any consulting or advisory relationship in the Field with any third-party commercial entity. The foregoing shall not prevent Advisor from continuing with his/her current employment.

4 (b) During the term of this Agreement and for two (2) years after its termination or expiration, Advisor shall not personally or through others recruit, solicit or induce any employee of the Company to terminate his or her employment with the Company. (c) If any restriction set forth in Sections 7(a) and 7(b) above is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 8. No Conflicting Obligation. (a) Advisor represents and warrants that Advisor’s performance of all of the terms of this Agreement and the performing of the Services for the Company do not and shall not breach or conflict with any agreement with a third party, including an agreement to keep in confidence any proprietary information of another entity acquired by Advisor in confidence or in trust prior to the date of this Agreement. (b) Advisor hereby agrees not to enter into any agreement that conflicts with this Agreement. Prior to Advisor entering any consultancy arrangement in the Field, the Parties must mutually agree to such addition, such agreement not to be unreasonably withheld. 9. No Improper Use of Materials. Advisor represents and warrants that it will not bring to the Company or to use in the performance of Services for the Company any materials or documents of a present or former employer or client of Advisor, or any materials or documents obtained by Advisor from a third party under a binder of confidentiality, unless such materials or documents are generally available to the public or Advisor has written advance authorization from such present or former employer, client, or third party for the possession and unrestricted use of such materials. Advisor represents and warrants that Advisor will not breach any obligation of confidentiality that Advisor has, including but not limited to present or former employers or clients or applicable third parties, and agrees to fulfill all such obligations during the term of this Agreement. 10. Compliance with Avantor’s Code of Ethics and Conduct and Applicable Laws. Advisor represents and warrants that he/she shall at all times: (a) comply with Avantor’s Code of Ethics and Conduct; and (b) comply with all applicable laws, rules and regulations including, without limitation, anti- bribery law, including the US Foreign Corrupt Practices Act and import/export laws and regulations. 11. Term and Termination. (a) This Agreement, and Advisor’s Services hereunder, shall commence on the Effective Date and shall continue for an initial term of three (3) years after the Effective Date, unless earlier terminated as provided below. (b) Advisor or the Company may terminate the Agreement at any time by giving no less than thirty (30) days’ prior written notice to the other Party.

5 (c) Company may terminate this Agreement immediately if Advisor misses more than one pre-scheduled quarterly meeting in any twelve-month period or misses any annual in-person meeting, in the event of Advisor’s breach of this Agreement, in the event of Advisor’s misconduct, and/or breach of Company’s policies. (d) The obligations set forth in Articles 5, 6, 7, 11, 13, 14, 15, 16, 17 and 18 shall survive any termination or expiration of this Agreement. Upon termination of this Agreement, Advisor shall promptly deliver to the Company all documents and other materials of any nature pertaining to the Services, together with all documents and other items containing or pertaining to any Proprietary Information. 12. Publicity. Advisor agrees not to originate or use the name of Avantor or any of its employees, affiliates or subsidiaries, in any publicity, news release or other public announcement, written or oral, whether to the public, press or otherwise, relating to this Agreement, to any amendment hereto, or to the performance hereunder, without the prior written consent of Company. 13. Assignment. The rights and liabilities of the Parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided that, as the Company has specifically contracted for Advisor’s Services, Advisor may not assign or delegate Advisor’s obligations under this Agreement either in whole or in part without the prior written consent of the Company. The Company may assign its rights and obligations hereunder to any affiliate or to any person or entity who succeeds to all or substantially all of the Company’s business.

6 14. Legal and Equitable Remedies. Because Advisor’s Services are personal and unique and because Advisor may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement. 15. Indemnification. Advisor will indemnify, defend and hold harmless Company and its affiliates and subsidiaries, and each of their respective officers, directors, members, managers, employees and agents (each, a "Company Indemnitee") from and against any claim, suit or proceeding brought by a third party against a Company Indemnitee to the extent that it is based on or arises from: (i) willful act or omission of Advisor in providing Services; (ii) any assertion that any Services provided by Advisor in connection with this Agreement infringes or misappropriates any Intellectual Property Right of any third party; (iii) a breach of the confidentiality obligations and/or (iv) any breach of the representations and warranties set forth above, except to the extent said claim arises from the negligent act or omission of Company. Company will indemnify, defend and hold harmless Advisor (“Advisor Indemnitee”) from and against any claim, suit or proceeding brought by a third party against an Advisor Indemnitee to the extent that it is based on or arises from Services provided by Advisor except to the extent that such claim is based on 15(i)-(iv) above. The indemnifying party shall pay all costs incurred by (including reasonable attorney's fees and disbursements) and damages awarded against the Indemnitee. The Indemnitee shall promptly notify Indemnifying Party in writing of any claim, suit or proceeding for which Indemnifying Party may have obligations under this Section 15; provided, however, that any failure of the Indemnitee to provide prompt written notice pursuant to this Section 15 shall excuse Indemnifying Party only to the extent that it is prejudiced thereby. The Indemnitee seeking indemnification hereunder shall reasonably cooperate with Indemnifying Party with regard to the defense of any claim, proceeding, suit or threatened suit. Indemnifying Party shall have full control of any such claim, proceeding or suit and the authority to settle or otherwise dispose of any suit or threatened suit. In no event, however, may Indemnifying Party agree to any settlement of any claim, suit or proceeding for which it has agreed to provide indemnification under this Agreement if such settlement would impose any liability or obligation upon the Indemnitee, without the Indemnitee's prior, written consent. 16. Governing Law; Severability. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to conflicts of laws rules. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, that provision shall be severed, and the remainder of this Agreement shall continue in full force and effect. 17. Complete Understanding; Modification. This Agreement, and all other documents mentioned herein, constitute the final, exclusive and complete understanding and agreement of the Parties hereto and supersedes all prior understandings and agreements. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by the Parties hereto.

7 18. Notices. Any notices required or permitted hereunder shall be given to the appropriate Party at the address listed on the first page of the Agreement, or such other address as the Party shall specify in writing pursuant to this notice provision. Such notice shall be deemed given upon personal delivery to the appropriate address or upon delivery by any trackable reputable overnight courier service. 19. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the respective dates set forth below, to be effective as of the Effective Date. AVANTOR, INC. GERARD BROPHY /s/ Scott Baker /s/ Gerard Brophy Scott Baker SVP, Assistant General Counsel and Assistant Secretary Dated: April 3. 2024

9 EXHIBIT A FIELD DEFINED Biopharmaceutical- Bioprocess/Bioproduction to include:  Biologic process workflow development: recombinant protein, monoclonal antibodies, viral vectors, vaccines, and cell therapy products.  Nucleic acid workflow development: mRNA, Oligo nucleotide  Novel approach to increase safety and efficacy of biologic and nucleic acid drugs  Development of new chemistry and material process technology to develop and manufacture reagent and excipients.  Novel approach to biologic drug delivery and formulations  Cell and protein engineering  Alternative approaches to biologic manufacturing to improve current or new processes.  Biologic drug substance and drug product testing and evaluation  In-process testing of Biologic drug products  Equipment, reagents and consumables used in testing or biologic manufacturing.

10 EXHIBIT B AVANTOR TRAVEL POLICIES If travel is required and pre-approved in writing by Company, the Advisor is responsible for arranging his or her own travel and lodging. Advisor must submit itemized expense reports detailing all travel expenses with attached receipts for all lodging, meals, entertainment and other expenses. The following guidelines are used when making travel arrangements. Lodging If away from home on Company related business Advisor is expected to have comfortable, private rooms at rates which are reasonable for the community in which they stay. Air Travel Advisor should always request the lowest available refundable, non-restricted fare when making reservations, noting that it varies depending on airline carrier, type of fare, advance purchase, and Saturday-night stay-over. There are no restrictions on the airlines used. Advisor selects the air carrier providing the best schedule in order to maximize available time at the site. All domestic air travel and international travel under 6 hours for any leg will be reimbursed at coach class rates only. International travel over 6 hours for any leg will be reimbursed at the lowest business class rate. Rental Car Advisor should request the lowest cost available mid-size vehicle when making reservations, noting that rates vary depending on the rental company, daily vs. weekly rate and area of the country. Larger vehicles will be requested if it is necessary to transport clients, or if three or more individuals are traveling together on Company related business. Advisor selects the car rental company to be used considering rental rates and area of the country. Taxi/Tolls Advisor determines the best means of ground transportation. This decision is based on safety, geographic location, weather conditions, distance to be traveled, and number of days for which ground transportation is required. Taxi receipts must list total fare, including tolls and tip. Advisor must only include necessary fares directly related to business purposes.